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                                                                   Exhibit 10.39

                              SEPARATION AGREEMENT
                               AND GENERAL RELEASE

         This Separation Agreement and General Release ("Agreement") is effective as of the date indicated herein below by and between Jeffry N. Quinn ("Executive") and Premcor Inc. ("Premcor").

         WHEREAS, Executive has been employed by Premcor, since March 1, 2000, most recently pursuant to a written Employment Agreement dated June 1, 2002 (the "Employment Agreement"); and

         WHEREAS, Executive and Premcor have agreed that Executive shall terminate his employment with Premcor and that such termination of employment shall be deemed to be a termination by Premcor "without Cause" or a "resignation for Good Reason" as such terms are defined in the Employment Agreement; and

         WHEREAS, the Employment Agreement sets forth the benefits to which Executive is entitled to receive upon termination of his employment and requires that Executive enter into a full and complete release of Premcor from any and all claims which Executive may have for whatever reason or cause in connection with Executive's employment and termination thereof (including, without limitation, any rights under an employment agreement which may then be in effect), other than those obligations specifically set out in the Employment Agreement; and

         WHEREAS, Executive and Premcor desire to settle fully and finally all matters between them, including, but not limited to, any and all disputes which may have arisen out of Executive's employment with Premcor, or his separation therefrom.

         NOW THEREFORE, for and in consideration of the mutual releases, covenants and undertakings hereinafter set forth, and for other good and valuable consideration, which each party hereby acknowledges, it is agreed as follows:

1) Termination of Employment. Executive elects to resign, effective November 1, 2002, from his position as Executive Vice President, Secretary and General Counsel of Premcor and any of its affiliates, and from any membership on any Board of Directors (and any committees thereof) of any of its affiliates. (November 1, 2002 shall hereinafter be referred to as the "Separation Date".) Effective as of the Separation Date, Executive's employment with Premcor shall terminate and such termination shall be considered a termination without Cause or a resignation for Good Reason as such terms are defined in the Employment Agreement.

2) Severance Payments and Benefits. Upon receipt of this Agreement signed by Executive and upon expiration of the seven (7) day revocation period set out in paragraph 5 below, Premcor agrees to provide the following payments and benefits in consideration and exchange for the Executive's promises, agreements and obligations set forth herein.

         (A) Salary Continuation. Premcor shall continue to pay Executive his base salary through his Separation Date, plus any and all other benefits that Executive currently receives.

         (B) Employee Benefits. Premcor shall provide the Executive with such Employee Benefits (as such term is defined in the Employment Agreement), if any, as to which Executive may be entitled under the employee benefit plans of Premcor.

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         (C)      Severance Pay. Premcor agrees to pay Executive a lump sum cash payment in the amount equal to One Million One Hundred Sixty-Five Thousand Dollars ($1,165,000.00). The parties agree that such payment shall be paid on January 2, 2003.

         (D) Outplacement. Premcor shall provide the Executive with Lee Hecht Harrison's Signature Level outplacement or career transition counseling services. The cost for such service to Premcor shall not exceed Thirty-five Thousand Dollars ($35,000).

         (D) Vacation. Premcor agrees to pay Executive a lump sum payment in the amount of Nine Thousand Six Hundred Fifteen Dollars and 38/100 ($9,615.38) representing the balance of Executive's earned but unused vacation entitlement.

         (E) Business Expenses. Executive shall be reimbursed for any unreimbursed business expenses properly incurred by Executive prior to Executive's Separation Date.

         (F) Relocation Advance. Executive has previously received an advance under the Premcor Executive Relocation Program. Premcor shall not seek reimbursement of such amount.

         (G) Senior Executive Retirement Plan. Executive agrees to waive any and all rights to any benefits that he may have been entitled to receive pursuant to the Premcor Senior Executive Retirement Plan.

3)       Stock Options.

         (A) Time Vesting Stock Options. Executive holds options to purchase 60,000 shares of the common stock of the Company pursuant to the Clark Refining Holdings Inc. 1999 Stock Incentive Plan (the "1999 Plan") as evidenced by a Stock Option Certificate and Agreement dated March 1, 2000, which is attached hereto as Exhibit A. The rights of Executive with regard to such options shall be governed by such Option Certificate and Agreement and the 1999 Plan.

         (B) Performance Accelerated Options. Executive holds options to purchase 60,000 shares of the common stock of the Company pursuant to the Clark Refining Holdings Inc. 1999 Stock Incentive Plan as evidenced by a Stock Option Certificate and Agreement (Performance Vesting) dated March 1, 2000, which is attached hereto as Exhibit B. The rights of Executive with regard to such options shall be governed by such Option Certificate and Agreement and the 1999 Plan.

         (C) Premcor Stock Incentive Plan Options. Executive holds options to purchase 50,000 shares of the common stock of the Company pursuant to the 2002 Premcor Stock Incentive Plan (the "2002 Plan") and Stock Option Certificate dated April 29, 2002, which is attached as Exhibit C. The rights of Executive with regard to such options shall be governed by such Stock Option Certificate and the 2002 Plan.

4) Release of Claims and Agreement Not to File Suit. In consideration of the payments, benefits and rights provided to Executive under the terms of this Agreement, Executive agrees as follows:

         (A) Executive hereby forever releases and discharges Premcor Inc., and any affiliated or subsidiary corporations or divisions, and their successors and assigns, and each of their present and former directors, officers, stockholders, employees, attorneys and agents (collectively "Releasees") from any and all matters, claims, demands, damages, causes of

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                  action, debts, liabilities, controversies, judgments and suits of every kind and nature whatsoever, which have arisen or could arise between Executive and Releasees for matters, actions or inactions which Executive may have or claim to have by reason of his employment with Premcor or his separation from employment. Such released claims include, but are not limited to, claims under any contract or agreement with the Releasees, whether oral, implied or in writing, including but not limited to Employment Agreement dated June 1, 2002, the claims of discrimination under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e, et seq., the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. Section 621, et seq., the Americans with Disabilities Act, 42 U.S.C. Section 12101, et seq., the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. Section 1001, et seq., the Fair Labor Standards Act of 1938, 29 U.S.C.
                  Section 201, et seq., the Rehabilitation Act of 1973, 29
                  U.S.C. Section 701, et seq., the Worker Adjustment and Retraining Notification Act of 1988, 29 U.S.C. Section 2101, et seq., Connecticut Fair Employment Practices Act, Chapter 563, Sec. 31-122 et seq. Connecticut Workers' Compensation
                  Act, Chapter 568, Sec. 31-275 et seq. Connecticut Unemployment Compensation Act, Chapter 567, Sec. 31-222 et seq. the
                  Missouri Workers' Compensation Act, Mo.Rev.Stat. Sec. 288.010 et seq., the Missouri Human Rights Act, Mo.Rev.Stat. Sec.
                  213.010 et seq., and any other federal, state or municipal statues or ordinances relating to discrimination in employment; claims of wrongful or unjust discharge, defamation, personal injury, emotional distress, invasion of privacy, or other tort claims; claims for unpaid wages or other entitlements or payments; and claims of breach of contract arising from or during Executive's employment with Premcor, including Executive's separation from employment other than those obligations specifically set out in herein.

         (B) Other than an action to enforce the terms of the Employment Agreement or this Seperation Agreement, Executive will not file or otherwise submit any claim, complaint or action to any agency, court, organization, or judicial forum (nor will he permit any person, group of persons, or organizations to take such action on his behalf) against the Releasees, or any one acting on their behalf, arising out of any action or non-actions on the part of the Releasees which occurred up to the effective date of this Agreement. In the event that any person or entity should bring such a charge, claim, complaint, or action on Executive's behalf, Executive hereby waives and forfeits any right to recovery under said claim and will exercise every good faith effort to have such claim dismissed.

         (C) In the event Executive violates this Agreement by suing the Releasees, Executive agrees that he will pay all costs and expenses of defending against the suit incurred by the Releasees, including, but not limited to, reasonable attorney fees and costs of litigation, and that he shall hold the Releasees harmless against any judgment which may be brought against them.

         (D) Executive acknowledges and agrees that he is not owed and will not be entitled to any other payment of any kind from Premcor except as expressly provided for herein.

5) Time for Consideration and Revocation. Executive understands that one aspect of this Agreement is the waiver by the Executive of any claims which Executive may have against Premcor as of the date he signs the Agreement, including claims arising under the Age Discrimination and Employment Act ("ADEA") of 1967, as amended, 29 U.S.C. Section 621. This waiver does not require Executive to waive any rights or claims that may arise after the date Executive signs this Agreement. Executive understands that he has twenty-one (21) calendar days

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         from his receipt of this Agreement to consider and accept it. Executive further understands that he may revoke this agreement within seven (7) calendar days after signing it and that the Agreement does not become effective and the valuable consideration specified above will not be paid or granted. The parties understand and agree that the aforementioned seven (7) day revocation period pertains only to Executive's release of age discrimination claims under the ADEA and agree that no other term or condition of this Agreement may be rescinded. Executive agrees that if he rescinds the release of any age claim, Premcor may, at its sole and absolute discretion, decide whether this whole Agreement shall be voided.

6) Consultation With An Attorney. Executive acknowledges that he has been advised to consult an attorney (at his expense) concerning the meaning and legal implications of this Agreement before signing it. Executive affirms that he has been afforded sufficient time to review this Agreement and to seek counsel in order to decide whether to sign, that he understands fully all terms of this Agreement, and that he has signed this Agreement of his own free will and under no threat or duress by Premcor or any other person.

7) Voluntary Agreement. Executive further acknowledges that he understands this Agreement, the claims he is releasing, the promises and agreements he is making, and the effect of him signing this Agreement. Executive further represents, declares and agrees that he voluntarily accepts the consideration described above for the purpose of making a full and final compromise, adjustment and settlement of all claims or potential claims against Premcor.

8) Restrictive Covenants. Executive agrees that as a condition of his receipt of the benefits and payments provided for in Section 2 above, he shall comply with the applicable provisions of Sections 9 and 10 of the Employment Agreement dated June 1, 2002 (providing for certain restrictive covenants) as if those provisions were included herein by reference and made a part of this Agreement.

9) Cooperation. Executive agrees to cooperate completely and to the extent reasonably required by Premcor in order to assure a smooth transition of pending matters that are or will be assigned to other staff. Executive agrees to assist Premcor in matters that may arise from time to time in connection with Executive's former duties and responsibilities. If Executive receives an inquiry from a third party or a subpoena or other court or legal document relating in any way to Premcor, Executive will immediately provide the General Counsel notice of the inquiry or service of such subpoena or other court or legal document.

10) Return of Property. Executive agrees to immediately return all property belonging to Premcor, including, but not limited to, keys, security cards, credit cards, parking card, , computers, equipment, manuals, policy books or memoranda, and the like.

11) No Admission of Wrong Doing. The parties to this Agreement agree that nothing in this Agreement is an admission by any party hereto of any wrong doing, either in violation of an applicable law or laws, and that nothing in this Agreement is to be construed as such by any person.

12) Choice of Law. This Agreement shall be governed in all respects as to validity, construction, and performance, or otherwise, by the laws of the State of New York, without regard to conflicts of laws principles thereof. Any suit, action or proceeding related to this Agreement, or any judgment entered by any court related to this Agreement, may be brought only in any court of competent jurisdiction in the State of New York, and the parties hereby submit to the exclusive jurisdiction of such courts.

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13)      Modification. The parties hereto agree that this Agreement may not be modified, altered, or changed except by written agreement signed by the parties hereto.

14) Indemnity Agreement. The parties acknowledge that the Indemnity Agreement dated August 9, 2002 by and between Executive and Premcor shall remain in full force and effect and shall be incorporated herein by reference as if it were part of this Agreement.

15) No Reliance. The parties have not relied on any representations, promises, or agreements of any kind made to them in connection with this Agreement, except for those set forth in this Agreement.

16) Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns, without the need of formal assignment.

17) Capacity to Settle. Executive represents and warrants that he has no legal impediments (including bankruptcies) to fully and completely settle all claims and to sign this Agreement. Executive further warrants that he is the sole owner of all the claims he has released in this Agreement, and that he has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any claim or portion thereof or interest therein. Executive agrees to indemnify, defend and hold Premcor harmless for any damages, costs, fees or expenses that it may incur if these representations and warranties are incorrect in any respect.

18) Severability. If any provisions or part thereof of this Agreement is declared invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement, and any other application thereof, shall not in any way be affected or impaired, and the Agreement shall be construed in all respects as if such invalid, illegal, or unenforceable provisions are omitted.

         IN WITNESS WHEREOF, the undersigned parties have executed this Separation Agreement and General Release.

Premcor Inc.                                  Jeffry N. Quinn



By:     /s/ THOMAS D. O'MALLEY                /s/ JEFFRY N. QUINN
        ----------------------------------    ----------------------------------
        Thomas D. O'Malley

Its:    Chairman and
        Chief Executive Officer

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